UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/07/2007

EARTHLINK, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15605

Delaware	58-2511877
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 815-0770
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2007 Executive Officer Bonus Plan

On March 7, 2007, the Leadership and Compensation Committee (the "Committee") of the Board of Directors of EarthLink, Inc. (the "Company") established the performance measures for the fiscal 2007 bonus plan for the Company's executive officers. For each named executive officer, the Committee established a target cash incentive bonus ranging from 50% to 60% of eligible earnings, as established in advance for such officer as a part of his or her annual arrangement. The executive officer bonus plan adopted by the Committee provides for a sliding scale of bonus payouts which range between a minimum threshold level (payout of 50% of target), a target level, which is tied to the Company's 2007 operating plan (100% payout), and a maximum level (payout of 150% of target). The specific metrics used to determine the bonus payouts depend on the position of the named executive officer.

Other than as described below, the bonus payouts for our Executive Officers, including the interim Chief Executive Officer and the Chief Financial Officer are tied to the Company's 2007 Access, Voice and Municipal Networks subscriber levels; Voice subscriber acquisition costs; Municipal Networks capital expenditures per households passed; Municipal Networks retail customer acquisition costs; and total Company revenue and free cash flow. ("Free cash flow" refers to income from operations before facility exit and restructuring costs and depreciation and amortization, less cash used for purchases of property and equipment and purchases of subscriber bases.)

The bonus payouts for the Executive Vice President and President, Municipal Networks are tied to the Company's 2007 Municipal Networks subscriber levels; Municipal Networks capital expenditures per households passed; Municipal Networks retail customer acquisition costs; EarthLink Voice-Over-WiFi Municipal Networks retail subscriber levels; and total Company revenue and free cash flow.

The bonus payouts for the Executive Vice President and President, New Edge Networks are tied to the Company's 2007 total revenue and free cash flow for the Company's New Edge Networks subsidiary; total revenue and free cash flow for the Company's Business Solutions division; and total Company revenue and free cash flow.

The levels of each factor necessary to satisfy the threshold, target and maximum bonus payouts were set taking into account the Company's 2007 operating plan. The bonus plan also contains an individual performance factor to be taken into account when allocating bonuses to each of the executive officers. The final bonus amounts paid, if any, shall be determined by the Committee based on achievements of the performance measures and the individual performance factors. Any bonus payments under the executive officer bonus plan will be paid in one lump sum payment shortly after the end of the 2007 fiscal year.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.

Date: March 12, 2007	By:	/s/ Kevin M. Dotts
Kevin M. Dotts
Chief Financial Officer